Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(34,303,284)
Unrealized Gain (Loss) on Market Value of Futures	21,602,794
Dividend Income	108,644
Interest Income	328,968
ETF Transaction Fees	16,000
Total Income (Loss)	$(12,246,878)

Expenses
General Partner Management Fees	$193,400
Professional Fees	54,315
Brokerage Commissions	170,869
Non-interested Directors' Fees and Expenses	5,063
Prepaid Insurance Expense	2,607
NYMEX License Fee	4,835
SEC & FINRA Registration Expense	23,250
Total Expenses	$454,339
Net Income (Loss)	$(12,701,217)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/20	$415,856,650
Additions (2,700,000 Shares)	35,226,526
Withdrawals (8,200,000 Shares)	(110,467,007)
Net Income (Loss)	(12,701,217)

Net Asset Value End of Month	$327,914,952
Net Asset Value Per Share (26,384,588 Shares)	$12.43

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596